UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2010

XTRASAFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-153762 (Commission File Number)	26-2780766 (IRS Employer Identification No.)

7251 West Lake Mead Boulevard
Suite 300
Las Vegas, Nevada 89128
 (Address of Principal Executive Offices, Zip Code)

702-562-4315
(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2010, Xtrasafe, Inc., a Florida corporation (the “Registrant”) executed a Sale and Conveyance Agreement (the “Agreement”) with 966749 Alberta Corp. (the “Vendor”) for the acquisition of a 2.51255% working interest in an oil well located in Alberta, Canada.  Under the Agreement the Registrant paid the Vendor CDN $6,060 including taxes and closing costs.  The underlying property lease is with the Alberta provincial government which has granted a petroleum and natural gas lease to the Vendor.

Section 8 – Other Events

Item 8.01 Other Events.

Also on April 12, 2010 the Registrant closed a private placement of 250,000 common shares at $0.20 per share for a total offering price of $50,000.  The common shares were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The private placement was fully subscribed to by two non-U.S. persons.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

10.1   Sale and Conveyance Agreement dated April 12, 2010 between 966749 Alberta Corp. and Xtrasafe, Inc.

10.2           Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRASAFE, INC.

By: /s/ Depinder Grewal
Name: Depinder Grewal
Title: President and Chief Executive Officer

Date:  April 12, 2010